SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2004

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200A Executive Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (631) 586-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On May 24, 2004, CPI Aerostructures, Inc. ("Company") issued a press release announcing that it has hired Vincent Palazzolo as its Chief Financial Officer. The press release is included as Exhibit 99.1 hereto.

The Company entered into an employment agreement with Mr. Palazzolo, pursuant to which he will act as Chief Financial Officer until December 31, 2006. Under the employment agreement, Mr. Palazzolo will receive (i) a base salary of $175,000 per year, (ii) a bonus equal to 1% of the Company's consolidated net income for the year ending December 31, 2004 (pro rated to account for his May 17, 2004 start date) and equal to 2% of the Company's consolidated net income for the years ending December 31, 2005 and 2006 and (iii) an option to purchase 50,000 shares of the Company's common stock under the Company's 1995 Stock Option Plan at a price of $10.48 per share, exercisable as to 25,000 shares on each of the first and second anniversaries of the date of grant. The employment agreement also provides that Mr. Palazzolo will not compete with the Company during the employment term and for a period of two years from the date of his termination.

Item 7.    Financial Statement and Exhibits

(c)	Exhibits:

10.21	Employment Agreement between CPI Aerostructures, Inc. and Vincent Palazzolo, dated as of May 17, 2004

10.22	Stock Option Agreement between CPI Aerostructures, Inc. and Vincent Palazzolo, dated as of May 17, 2004

99.1	Press release, dated May 24, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2004                                                        CPI AEROSTRUCTURES, INC.

By: /s/ Edward J. Fred
Edward J. Fred Chief Executive Officer